EXHIBIT 31.2

CERTIFICATION

I, Manuel A. Rivera, certify that:

1.	I have reviewed this report on Form 10-K of ShiftPixy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATE: December 12, 2022	By:	/s/ Manuel A. Rivera
Manuel A. Rivera
Acting Chief Financial Officer